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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the references to our firm in this Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-113971) (the "Registration Statement") of Mission Resources Corporation (the "Company"), and to the incorporation by reference into the Registration Statement of information relating to the Company's estimated domestic proved reserves as of December 31, 2001, December 31, 2002 and December 31, 2003 set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                      Netherland, Sewell & Associates, Inc.


                                      By:  /s/ J. Carter Henson, Jr.
                                         -------------------------------------
                                               J. Carter Henson, Jr.
                                               Senior Vice President

Houston, Texas
April 29, 2004